Exhibit 99

Restaurant Brands International Inc. to Report Full Year and Fourth Quarter 2016 Results

on February 13, 2017; Provides Selected Full Year 2016 Guidance

Oakville, Ontario – February 6, 2017 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) (“RBI”) will release its full year and fourth quarter 2016 financial results on Monday, February 13, 2017 and will host an investor conference call that morning at 8:30 a.m. Eastern Time.

The earnings call will be webcast on the company’s investor relations website http://investor.rbi.com and a replay will be available for 30 days following the release. Investors may also access the conference call via the following dial-in numbers: (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

In connection with a presentation RBI is providing its lenders regarding a potential amendment and extension of its Term Loan B Facility, RBI is also providing selected full year 2016 guidance as follows:

•	RBI Total Revenues of $4,135 – $4,150 million

•	RBI Net Income of $950 – $960 million

•	RBI Adjusted EBITDA of $1,880 – $1,890 million

•	RBI Capital Expenditures of approximately $34 million

•	Full year Comparable Sales Growth of 2.5% and 2.3% for TIM HORTONS® and BURGER KING®, respectively

•	Full year System Net Restaurant Growth of 200 and 735 for TIM HORTONS® and BURGER KING®, respectively

•	Term Loan B Facility as at December 31, 2016 of $5,046 million

•	Total Debt as at December 31, 2016 of $8,910 million

•	Cash and Cash Equivalents as at December 31, 2016 of $1,460 million

Contacts

Investors

Markus Sturm, Investor Relations

investor@rbi.com

Media

Patrick McGrade, Corporate Affairs

media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. (“RBI”) is one of the world’s largest quick service restaurant companies with more than $24 billion in system-wide sales and over 20,000 restaurants in more than 100 countries and U.S. territories. RBI owns two of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS® and BURGER KING®. These independently operated brands have been serving their respective guests, franchisees and communities for over 50 years. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management’s current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include the foregoing guidance with respect to RBI Total Revenues, RBI Net Income, RBI Adjusted EBITDA, RBI Capital Expenditures, full year Comparable Sales Growth and System Net Restaurant Growth for TIM HORTONS® and BURGER KING®, our Term Loan B Facility balance as at December 31, 2016, Total Debt as at December 31, 2016, and Cash and Cash Equivalents as at December 31, 2016. The factors that could cause actual results to differ materially from our expectations are detailed in our filings with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as our annual and quarterly reports and current reports on Form 8-K, and include the following: the risk of end of year adjustments that may arise in the course of our post-closing process and 2016 audit. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

Non-GAAP Financial Information

This press release contains non-GAAP financial metrics, specifically RBI’s outlook for Adjusted EBITDA for 2016. Reconciliations of Adjusted EBITDA for 2016 to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and complexity with respect to the charges excluded from these non-GAAP measures and including the measures and effects of income taxes, which are extremely difficult to project as a result of our tax status in a number of foreign jurisdictions, and the finalization of share-based compensation and non-cash incentive compensation expense as these are subject to finalization of our financial results for the year. While we do not expect the variability of the above charges to have a significant impact on our future GAAP financial results, there can be no assurance that they will not materially affect our GAAP numbers.